                                                           Exhibit No. EX-99.a.1

                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                            The TIGERS Revenue Trust
                           a Delaware Statutory Trust

                                TABLE OF CONTENTS

                                       i

   Section 1.  Determination of Net Asset Value, Net Income

                                       ii

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                            The TIGERS Revenue Trust

     AGREEMENT  AND  DECLARATION  OF TRUST made as of this 11th day of December,
2006,  by the Trustees  hereunder,  and by the holders of Shares to be issued by
The TIGERS Revenue Trust (the "Trust") hereunder as hereinafter provided.

                                   WITNESSETH:

     WHEREAS  this Trust is being formed to carry on the business of an open-end management investment company as defined in the 1940 Act; and

     WHEREAS  this Trust is  authorized  to divide  its Shares  into two or more
Classes,  to issue its Shares in separate Series, to divide Shares of any Series into two or more  Classes and to issue  Classes of the Trust or the  Series,  if any, all in accordance with the provisions hereinafter set forth; and

     WHEREAS the Trustees  have agreed to manage all property  coming into their hands  as  trustees  of a  Delaware  statutory  trust  in  accordance  with  the provisions  of the Delaware  Statutory  Trust Act, as amended from time to time, and the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby declare that (i) the Trustees will hold all cash, securities and other assets that they may from time to time acquire in any manner as  Trustees  hereunder  IN TRUST and will  manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares created hereunder as hereinafter set forth; and (ii) this
Declaration  of Trust and the By-Laws shall be binding in accordance  with their terms on every Trustee,  by virtue of having become a Trustee of the Trust,  and on every  Shareholder,  by virtue of having become a  Shareholder  of the Trust, pursuant to the terms of this Declaration of Trust and the By-Laws.

                                   ARTICLE I

                  NAME; OFFICES; REGISTERED AGENT; DEFINITIONS

     Section 1. Name.  This Trust shall be known as "The TIGERS  Revenue  Trust"
and the Board of Trustees  shall  conduct  the  business of the Trust under that name, or any other name as it may from time to time designate.

     Section  2.  Offices  of the  Trust.  The Board  may at any time  establish offices  of the  Trust at any place or places  where  the  Trust  intends  to do business.

     Section  3.  Registered  Agent  and  Registered  Office.  The  name  of the registered  agent of the Trust and the address of the  registered  office of the
Trust are as set forth in the Trust's Certificate of Trust.

     Section 4. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) "1940 Act" shall mean the  Investment  Company Act of 1940 and the rules and  regulations  thereunder,  all as adopted or amended from time to time;

          (b) "Affiliate" shall have the same meaning as "affiliated  person" as such  term is  defined  in the 1940  Act  when  used  with  reference  to a specified Person, as defined below;

          (c) "Board of Trustees"  shall mean the  governing  body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article IV hereof,  having the powers and duties set forth herein;

          (d) "By-Laws"  shall mean By-Laws of the Trust, as amended or restated
     from time to time in accordance with Article VIII therein. Such By-Laws may contain  any  provision  not  inconsistent  with  applicable  law  or  this
     Declaration of Trust, relating to the governance of the Trust;

          (e)  "Certificate of Trust" shall mean the certificate of trust of the
     Trust to be filed with the office of the Secretary of State of the State of
     Delaware as required  under the  Delaware  Statutory  Trust Act, as amended from time to time, to form the Trust, as such certificate  shall be amended or restated from time to time and filed with such office;

          (f)  "Class"  shall  mean  each  class of  Shares of the Trust or of a
     Series of the Trust established and designated under and in accordance with the provisions of Article III hereof;

          (g) "Code" shall mean the Internal  Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

          (h)  "Commission"  shall have the meaning  given that term in the 1940
     Act;

          (i) "Creation Unit" has the meaning set forth in Article III,  Section
     3;

          (j)  "DSTA"  shall  mean the  Delaware  Statutory  Trust  Act (12 Del.
     C.ss.3801, et seq.), as amended from time to time;

          (k)  "Declaration  of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

          (l) "General  Liabilities"  shall have the meaning given it in Article
     III, Section 6(b) of this Declaration Trust;

          (m) "Interested  Person" shall have the meaning given that term in the
     1940 Act;

          (n) "Investment  Adviser" or "Adviser" shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory or investment  management  contract  described in Article IV,  Section 7(a)
     hereof;

          (o) "National Financial Emergency" shall mean the whole or any part of any  period  during  (i)  which an  emergency  exists  as a result of which disposal by the Trust of  securities  or other assets owned by the Trust is not reasonably practicable; (ii) which it is not reasonably practicable for the Trust fairly to determine  the net asset value of its assets;  or (iii)
     such other period as the  Commission may by order permit for the protection of investors;

          (p)  "Person"  shall  mean  a  natural  person,  partnership,  limited
     partnership,   limited  liability  company,  trust,  estate,   association,
     corporation,  organization,  custodian,  nominee or any other individual or entity in its own or any  representative  capacity,  in each case,  whether domestic  or  foreign,  and a  statutory  trust or a foreign  statutory  or business trust;

          (q) "Principal  Underwriter" shall have the meaning given that term in the 1940 Act;

          (r)  "Series"  shall  mean  each  Series  of  Shares  established  and designated  under and in  accordance  with the  provisions  of Article  III hereof;

          (s) "Shares" shall mean the transferable shares of beneficial interest into which the beneficial  interest in the Trust shall be divided from time to time, and shall include fractional and whole Shares;

          (t) "Shareholder"  shall mean a record owner of Shares pursuant to the
     By-Laws;

          (u)  "Trust"  shall  mean  The  TIGERS  Revenue  Trust,  the  Delaware statutory  trust formed  hereby and by filing of the  Certificate  of Trust with the office of the Secretary of State of the State of Delaware;

          (v)  "Trust  Property"  shall  mean  any  and  all  property,  real or personal,  tangible  or  intangible,  which  is owned or held by or for the account of the  Trust,  or one or more of any  Series  thereof,  including, without  limitation,  the rights referenced in Article X, Section 5 hereof;
     and

          (w)  "Trustee"  or  "Trustees"  shall mean each  Person who signs this
     Declaration  of Trust as a trustee and all other Persons who may, from time to time, be duly elected or  appointed,  qualified and serving on the Board of Trustees in accordance  with the provisions  hereof and the By-Laws,  so long as such  signatory or other Person  continues in office in  accordance with the terms hereof and the By-Laws. Reference herein to a Trustee or the
     Trustees shall refer to such Person or Persons in such Person's or Persons'
     capacity as a trustee or trustees hereunder and under the By-Laws.

                                   ARTICLE II

                                PURPOSE OF TRUST

     The purpose of the Trust is to conduct,  operate and carry on the  business of a registered  management  investment  company  registered under the 1940 Act, directly, or if one or more Series is established hereunder, through one or more
Series,  investing  primarily in securities,  and to exercise all of the powers, rights and privileges  granted to, or conferred  upon, a statutory  trust formed under the DSTA, including, without limitation, the following powers:

          (a) To  hold,  invest  and  reinvest  its  funds,  and  in  connection therewith,  to make any  changes  in the  investment  of the  assets of the
     Trust,  to hold part or all of its funds in cash, to hold cash  uninvested, to subscribe for, invest in,  reinvest in,  purchase or otherwise  acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange,  distribute, write options on, lend or otherwise deal in or dispose of contracts for the future  acquisition  or delivery of fixed income or other  securities,  and securities  or  property  of every  nature  and  kind,  including,  without limitation,  all  types of  bonds,  debentures,  stocks,  shares,  units of
     beneficial  interest,   preferred  stocks,   negotiable  or  non-negotiable
     instruments,   obligations,   evidences  of   indebtedness,   money  market
     instruments,   certificates  of  deposit  or  indebtedness,  bills,  notes, mortgages,  commercial paper,  repurchase or reverse repurchase agreements,
     bankers'  acceptances,   finance  paper,  and  any  options,  certificates,
     receipts,  warrants,  futures contracts or other  instruments  representing rights to receive,  purchase or subscribe  for the same,  or  evidencing or representing  any other rights or  interests  therein or in any property or assets,  and other  securities  of any kind,  as the  foregoing are issued, created,  guaranteed,  or  sponsored  by any  and all  Persons,  including, without  limitation,  states,  territories,  and  possessions of the United
     States and the District of Columbia and any political subdivision,  agency, or  instrumentality  thereof,  any  foreign  government  or  any  political subdivision  of the  U.S.  Government  or any  foreign  government,  or any international instrumentality, or by any bank or savings institution, or by any  corporation  or  organization  organized  under the laws of the United
     States  or of  any  state,  territory,  or  possession  thereof,  or by any corporation or  organization  organized  under any foreign law, or in "when issued" contracts for any such securities;

          (b) To  exercise  any and  all  rights,  powers  and  privileges  with reference to or incident to ownership or interest, use and enjoyment of any of such  securities  and other  instruments  or  property of every kind and description,  including,  but  without  limitation,  the  right,  power and privilege to own, vote, hold, purchase, sell, negotiate,  assign, exchange, lend, transfer, mortgage,  hypothecate, lease, pledge or write options with respect to or otherwise deal with,  dispose of, use,  exercise or enjoy any rights,  title,  interest,  powers or privileges under or with reference to any of such  securities  and other  instruments  or property,  the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights,  powers, and privileges in respect of any of said  instruments,  and to do any and all acts and things for the preservation,  protection,  improvement and enhancement in value of any of such securities and other instruments or property;

          (c) To sell, exchange, lend, pledge, mortgage,  hypothecate,  lease or write  options  with respect to or  otherwise  deal in any property  rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;

          (d) To vote or give assent, or exercise any rights of ownership,  with respect  to stock or other  securities  or  property;  and to  execute  and deliver  proxies  or powers of  attorney  to such  Person or Persons as the
     Trustees  shall deem proper,  granting to such Person or Persons such power and  discretion  with  relation to  securities  or property as the Trustees shall deem proper;

          (e) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities and/or other property;

          (f) To hold any security or property in a form not indicating  that it is trust  property,  whether in bearer,  unregistered  or other  negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or  nominees  or  otherwise  or to  authorize  the  custodian  or a subcustodian  or a nominee or nominees to deposit the same in a  securities depository,  subject  in each case to proper  safeguards  according  to the usual  practice  of  investment  companies  or  any  rules  or  regulations applicable thereto;

          (g) To consent to, or participate in, any plan for the reorganization, consolidation  or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of  property  by such  corporation  or issuer;  and to pay calls or subscriptions with respect to any security held in the Trust;

          (h) To join with other security holders in acting through a committee, depositary,  voting trustee or otherwise, and in that connection to deposit any  security  with,  or  transfer  any  security  to, any such  committee, depositary  or trustee,  and to  delegate to them such power and  authority with relation to any security  (whether or not so deposited or transferred)
     as the Trustees  shall deem proper,  and to agree to pay, and to pay,  such portion of the expenses and  compensation of such committee,  depositary or trustee as the Trustees shall deem proper;

          (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in  controversy,  including but not limited to claims for taxes;

          (j) To enter into joint ventures,  general or limited partnerships and any other combinations or associations;

          (k) To  endorse  or  guarantee  the  payment  of any  notes  or  other obligations of any Person; to make contracts of guaranty or suretyship,  or otherwise assume liability for payment thereof;

          (l) To  purchase  and pay for  entirely  out of  Trust  Property  such insurance as the Board of Trustees may deem  necessary or  appropriate  for the  conduct of the  business,  including,  without  limitation,  insurance policies  insuring the assets of the Trust or payment of distributions  and principal on its portfolio investments, and insurance policies insuring the
     Shareholders,  Trustees, officers,  employees, agents, Investment Advisers,
     Principal   Underwriters,   or   independent   contractors  of  the  Trust,
     individually  against all claims and

     liabilities of every nature arising by reason of holding  Shares,  holding, being or  having  held any such  office  or  position,  or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer,  employee,  agent, Investment Adviser,  Principal Underwriter,  or independent contractor, to the fullest extent permitted by this Declaration of Trust, the By-Laws and by applicable law;

          (m) To adopt, establish and carry out pension,  profit-sharing,  share bonus, share purchase, savings, thrift and other retirement,  incentive and benefit  plans,  trusts and  provisions,  including the  purchasing of life insurance and annuity contracts as a means of providing such retirement and other  benefits,  for any or all of the Trustees,  officers,  employees and agents of the Trust;

          (n) To purchase or otherwise  acquire,  own,  hold,  sell,  negotiate, exchange,  assign,  transfer,  mortgage,  pledge or  otherwise  deal  with, dispose of, use, exercise or enjoy, property of all kinds;

          (o) To buy, sell,  mortgage,  encumber,  hold, own, exchange,  rent or otherwise  acquire  and  dispose  of,  and  to  develop,  improve,  manage, subdivide,  and generally to deal and trade in real property,  improved and unimproved, and wheresoever situated; and to build, erect, construct, alter
     and  maintain  buildings,   structures,  and  other  improvements  on  real
     property;

          (p) To borrow or raise  moneys for any of the  purposes  of the Trust, and to  mortgage  or  pledge  the  whole  or any part of the  property  and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated;

          (q) To enter into,  make and perform  contracts  and  undertakings  of every kind for any lawful purpose, without limit as to amount;

          (r) To issue, purchase, sell and transfer,  reacquire, hold, trade and deal in stocks, Shares, bonds, debentures and other securities, instruments or other  property of the Trust,  from time to time,  to such extent as the
     Board of Trustees shall, consistent with the provisions of this Declaration of Trust,  determine;  and to re-acquire and redeem, from time to time, its
     Shares or, if any, its bonds, debentures and other securities;

          (s) To engage in and to prosecute,  defend,  compromise,  abandon,  or adjust,  by arbitration,  or otherwise,  any actions,  suits,  proceedings, disputes,  claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith,  including those of litigation,  and such power shall include  without  limitation  the power of the Trustees or any  appropriate committee  thereof,  in the  exercise  of their or its good faith  business judgment,  to dismiss any action,  suit,  proceeding,  dispute,  claim,  or demand,  derivative  or  otherwise,  brought  by any  Person,  including  a
     Shareholder in the Shareholder's own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named  individually  therein or the subject  matter arises by reason of business for or on behalf of the
     Trust;

          (t) To  exercise  and  enjoy,  in  Delaware  and in any other  states, territories,  districts  and  United  States  dependencies  and in  foreign countries,  all of the foregoing  powers,

     rights and privileges,  and the  enumeration of the foregoing  powers shall not be deemed to exclude any  powers,  rights or  privileges  so granted or conferred; and

          (u) In general,  to carry on any other business in connection  with or incidental to its trust purposes, to do everything  necessary,  suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in  association  with  others,  and  to do  every  other  act  or  thing incidental or  appurtenant  to, or growing out of, or connected  with,  its business or purposes, objects or powers.

     The Trust shall not be limited to investing in obligations  maturing before the possible dissolution of the Trust or one or more of its Series.  Neither the
Trust nor the Board of  Trustees  shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     The  foregoing  clauses  shall each be construed  as purposes,  objects and powers,  and it is hereby expressly  provided that the foregoing  enumeration of specific purposes,  objects and powers shall not be held to limit or restrict in any manner the powers of the Trust,  and that they are in furtherance of, and in addition to, and not in limitation  of, the general  powers  conferred  upon the
Trust by the DSTA and the other laws of the State of Delaware or otherwise;  nor shall the enumeration of one thing be deemed to exclude another,  although it be of like nature, not expressed.

                                  ARTICLE III

                                     SHARES

     Section 1. Division of Beneficial Interest.

          (a) The beneficial interest in the Trust shall be divided into Shares, each  Share  with a par value of $0.01.  The  number of Shares in the Trust authorized  hereunder,  and of each Series and Class as may be  established from time to time,  is  unlimited.  The Board of Trustees may authorize the division of Shares into  separate  Classes of Shares and into  separate and distinct  Series of Shares and the  division  of any Series  into  separate
     Classes of Shares in accordance with the 1940 Act. The different Series and
     Classes  shall be  established  and  designated  pursuant  to Article  III,
     Section 6 hereof.  If no  separate  Series or  Classes  of Series  shall be established,  the Shares shall have the rights,  powers and duties provided for herein and in Article III,  Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and Classes shall be construed (as the context may require) to refer to the Trust.

               (i)  The fact that the Trust  shall have one or more  established and  designated  Classes of the  Trust,  shall not limit the
                    authority  of  the  Board  of  Trustees  to  establish   and
                    designate additional Classes of the Trust. The fact that one or more  Classes  of the Trust  shall  have  initially  been
                    established    and    designated    without   any   specific
                    establishment  or  designation  of a Series (i.e.,  that all
                    Shares  of the

                    Trust are initially Shares of one or more Classes) shall not limit  the  authority  of the  Board  of  Trustees  to later establish and designate a Series and establish and designate the  Class or  Classes  of the  Trust  as Class or  Classes,
                    respectively, of such Series.

               (ii) The fact that a Series shall have initially been established
                    and  designated   without  any  specific   establishment  or
                    designation of Classes (i.e., that all Shares of such Series are  initially  of a  single  Class)  shall  not  limit  the
                    authority  of  the  Board  of  Trustees  to  establish   and
                    designate  separate Classes of said Series.  The fact that a
                    Series shall have more than one  established  and designated
                    Class,  shall  not  limit  the  authority  of the  Board  of
                    Trustees to establish  and designate  additional  Classes of said Series.

          (b) The Board of  Trustees  shall have the power to issue  authorized, but unissued Shares of beneficial  interest of the Trust, or any Series and
     Class  thereof,  from time to time for such  consideration  paid  wholly or partly in cash,  securities or other  property,  as may be determined  from time to time by the  Board of  Trustees,  subject  to any  requirements  or limitations of the 1940 Act. The Board of Trustees, on behalf of the Trust, may acquire and hold as treasury shares, reissue for such consideration and on such terms as it may determine,  or cancel,  at its discretion from time to time,  any Shares  reacquired  by the Trust.  The Board of Trustees  may classify or reclassify  any unissued  shares of beneficial  interest or any shares of beneficial  interest of the Trust or any Series or Class thereof, that were previously issued and are reacquired,  into one or more Series or
     Classes  that  may  be  established  and  designated  from  time  to  time.
     Notwithstanding  the  foregoing,  the  Trust  and any  Series  thereof  may acquire,  hold,  sell and otherwise  deal in, for purposes of investment or otherwise,  the  Shares of any  other  Series of the Trust or Shares of the
     Trust, and such Shares shall not be deemed treasury shares or cancelled.

          (c) Subject to the  provisions  of Section 6 of this Article III, each
     Share shall  entitle  the holder to voting  rights as provided in Article V hereof.  Shareholders  shall have no preemptive or other right to subscribe for new or additional  authorized,  but unissued Shares or other securities issued by the Trust or any Series  thereof.  The Board of Trustees may from time to time  divide or combine  the Shares of the Trust or any  particular
     Series  thereof  into a greater or lesser  number of Shares of the Trust or
     that  Series,   respectively.   Such  division  or  combination  shall  not
     materially change the proportionate  beneficial interests of the holders of
     Shares  of the  Trust or that  Series,  as the case  may be,  in the  Trust
     Property  at the time of such  division  or  combination  that is held with respect to the Trust or that Series, as the case may be.

          (d)  Any  Trustee,  officer  or  other  agent  of the  Trust,  and any organization  in which any such Person has an  economic or other  interest, may acquire,  own, hold and dispose of Shares of beneficial interest in the
     Trust or any Series and Class  thereof,  whether such Shares are authorized but unissued, or already outstanding,  to the same extent as if such Person were not a Trustee,  officer or other agent of the Trust;  and the Trust or any Series may issue and sell and may  purchase  such  Shares from any such
     Person or any such organization,  subject to the limitations,  restrictions or other  provisions  applicable  to the sale or  purchase  of such  Shares herein and the 1940 Act.

     Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust  kept by the Trust or by a transfer  or similar  agent for the Trust, which books shall be maintained  separately for the Shares of the
Trust and each  Series  and each Class  thereof  that has been  established  and designated.  No certificates  certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise  determine  from time to time. The
Board of Trustees may make such rules not  inconsistent  with the  provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates, the transfer of Shares of the Trust and each Series and Class  thereof,  if any, and similar  matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the  Shareholders  of the Trust and each Series and Class  thereof and as to the number of Shares of the Trust and each Series and Class  thereof  held from time to time by each such Shareholder.

     Section 3. Sale of Shares.  Subject to the 1940 Act and applicable law, the
Trust may sell its authorized but unissued Shares of beneficial interest to such
Persons,  at such times, on such terms, and for such  consideration as the Board of Trustees may from time to time  authorize.  The Shares of any Series,  if the
Trustees so determine,  shall be issued only in  aggregations  of such number of those  shares  (each,  a  "Creation  Unit")  and on such  days  as the  Trustees determine  or as  determined  pursuant to  procedures  or methods  the  Trustees prescribe  or  approve  from  time to time  with  respect  to  such  Series.  In connection  with the issuance of such  Creation  Units,  the Trustees may change such  transaction  fees or other fees as they determine in their sole discretion and without  shareholder  approval.  A Series will not issue fractional Creation
Units.  The Trustees  shall have the  unrestricted  power to alter the number of shares  constituting a Creation Unit by resolution adopted by them, at any time.
Each sale shall be credited to the individual purchaser's account in the form of full (and,  unless the  shareholder is purchasing a Creation  Unit,  fractional)
Shares of the Trust or such Series thereof (and Class  thereof,  if any), as the purchaser may select, at the net asset value per Share, subject to Section 22 of the 1940 Act,  and the  rules  and  regulations  adopted  thereunder;  provided, however,  that the Board of  Trustees  may, in its sole  discretion,  permit the
Principal  Underwriter  to  impose a sales  charge  upon any  such  sale.  Every
Shareholder  by virtue of having  become a  Shareholder  shall be deemed to have expressly  assented and agreed to the terms of this  Declaration of Trust and to have become bound as a party hereto.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving to Shareholders  only the rights provided in this  Declaration of Trust,  the By-Laws,  and under applicable law.
Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the  Trust  Property  or right to call for a  partition  or division of the same or for an  accounting,  nor shall the  ownership  of Shares constitute  the  Shareholders  as partners.  Subject to Article VIII,  Section 1 hereof,  the death,  incapacity,  dissolution,  termination,  or bankruptcy of a
Shareholder  during the existence of the Trust and any Series  thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the
Trustees or any such Series, but entitles such representative only to the rights of said deceased,  incapacitated,  dissolved, terminated or bankrupt Shareholder under this  Declaration  of Trust.  Neither the Trust nor the Trustees,  nor any
officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder,  nor, except as specifically  provided herein, to call upon any

Shareholder  for  the  payment  of any  sum of  money  other  than  such  as the
Shareholder may at any time personally agree to pay. Each Share,  when issued on the  terms  determined  by the  Board  of  Trustees,  shall  be  fully  paid and nonassessable.  As provided in the DSTA,  Shareholders  shall be entitled to the same  limitation  of personal  liability as that extended to  stockholders  of a private  corporation  organized for profit under the General  Corporation Law of the State of Delaware.

     Section 5. Power of Board of  Trustees  to Make Tax  Status  Election.  The
Board of  Trustees  shall  have  the  power,  in its  discretion,  to make  such elections  as to the tax status of the Trust and any Series as may be  permitted or required under the Code, without the vote of any Shareholder.

     Section  6.  Establishment  and  Designation  of Series  and  Classes.  The
establishment and designation of any Series or Class shall be effective, without the  requirement of Shareholder  approval,  upon the adoption of a resolution by not less than a majority of the then Board of Trustees,  which  resolution shall set forth such  establishment  and  designation  and may provide,  to the extent permitted  by the DSTA,  for  rights,  powers and duties of such Series or Class
(including  variations  in the relative  rights and  preferences  as between the different  Series and  Classes)  otherwise  than as provided  herein.  Each such resolution  shall be  incorporated  herein by reference upon adoption.  Any such resolution may be amended by a further  resolution of a majority of the Board of
Trustees,  and if  Shareholder  approval  would  be  required  to  make  such an amendment to the language set forth in this  Declaration of Trust,  such further resolution shall require the same  Shareholder  approval that would be necessary to make such  amendment to the language set forth in this  Declaration of Trust.
Each such further  resolution  shall be  incorporated  herein by reference  upon adoption.

     Each Series shall be separate and distinct from any other Series,  separate and  distinct  records on the books of the Trust  shall be  maintained  for each
Series,  and the assets and  liabilities  belonging  to any such Series shall be held and accounted for separately  from the assets and  liabilities of the Trust or any other Series. Each Class of the Trust shall be separate and distinct from any other  Class of the Trust.  Each  Class of a Series  shall be  separate  and distinct  from  any  other  Class of the  Series.  As  appropriate,  in a manner determined by the Board of Trustees, the liabilities belonging to any such Class shall be held and accounted for  separately  from the  liabilities of the Trust, the Series or any other Class and separate and distinct  records on the books of the Trust for the Class shall be maintained for this purpose. Subject to Article
II hereof,  each such Series shall operate as a separate and distinct investment medium, with separately defined investment objectives and policies.

     Shares  of  each  Series  (and  Class  where  applicable)  established  and designated  pursuant to this Section 6, unless otherwise  provided to the extent permitted by the DSTA,  in the  resolution  establishing  and  designating  such
Series or Class, shall have the following rights, powers and duties:

          (a) Assets Held with Respect to a Particular Series. All consideration received  by the Trust  for the  issue or sale of  Shares  of a  particular
     Series, together with all assets in which such consideration is invested or reinvested,  all income,  earnings,  profits,  and  proceeds  thereof  from whatever  source  derived,  including,  without  limitation,  any  proceeds derived from the sale,  exchange or  liquidation  of such  assets,  and any funds  or  payments  derived  from any

                                       10

     reinvestment  of such  proceeds  in  whatever  form the same may be,  shall irrevocably  be held with respect to that Series for all purposes,  subject only to the rights of creditors  with respect to that Series,  and shall be so  recorded  upon the books of account of the Trust.  Such  consideration, assets,  income,  earnings,  profits and proceeds  thereof,  from  whatever source derived,  including,  without limitation,  any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any  reinvestment of such proceeds,  in whatever form the same may be,  are  herein  referred  to as "assets  held with  respect  to" that
     Series. In the event that there are any assets, income,  earnings,  profits and proceeds thereof,  funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General
     Assets"), the Board of Trustees, or an appropriate officer as determined by the Board of Trustees,  shall  allocate such General  Assets to, between or among any one or more of the Series in such manner and on such basis as the
     Board of Trustees,  in its sole discretion,  deems fair and equitable,  and any General  Asset so allocated  to a particular  Series shall be held with respect to that Series.  Each such  allocation by or under the direction of the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

          (b) Liabilities Held with Respect to a Particular Series or Class. The assets of the Trust  held with  respect  to a  particular  Series  shall be charged with the liabilities,  debts, obligations, costs, charges, reserves and expenses of the Trust  incurred,  contracted for or otherwise  existing with respect to such Series. Such liabilities,  debts, obligations,  costs, charges,  reserves  and  expenses  incurred,  contracted  for or  otherwise existing  with  respect to a  particular  Series are herein  referred to as
     "liabilities  held with respect to" that Series.  Any  liabilities,  debts, obligations,  costs, charges,  reserves and expenses of the Trust which are not readily  identifiable  as being  liabilities  held with  respect to any particular Series (collectively  "General  Liabilities") shall be allocated by the Board of Trustees,  or an  appropriate  officer as determined by the
     Board of  Trustees,  to and  among  any one or more of the  Series  in such manner and on such basis as the Board of  Trustees  in its sole  discretion
     deems  fair  and  equitable.   Each  allocation  of   liabilities,   debts,
     obligations,  costs,  charges,  reserves  and  expenses  by  or  under  the direction of the Board of Trustees shall be conclusive and binding upon the
     Shareholders of all Series for all purposes.  All Persons who have extended credit that has been allocated to a particular  Series, or who have a claim or contract that has been  allocated to any particular  Series,  shall look exclusively  to the assets of that  particular  Series for  payment of such credit,  claim,  or  contract.  In the  absence of an  express  contractual agreement so limiting the claims of such creditors,  claimants and contract providers,  each creditor,  claimant and contract  provider shall be deemed nevertheless to have impliedly agreed to such limitation.

          Subject to the right of the Board of  Trustees  in its  discretion  to allocate General  Liabilities as provided herein,  the debts,  liabilities, obligations  and expenses  incurred,  contracted for or otherwise  existing with respect to a particular Series,  whether such Series is now authorized and  existing  pursuant  to  this  Declaration  of  Trust  or is  hereafter authorized and existing  pursuant to this  Declaration  of Trust,  shall be enforceable  against the assets held with respect to that Series only,  and not against the assets of any other Series or the Trust  generally and none of the debts,  liabilities,  obligations and expenses incurred,  contracted for or otherwise  existing with respect to the Trust generally or any other
     Series thereof shall be enforceable against the assets held with respect to such Series.  Notice of this  limitation on  liabilities  between and among
     Series  shall be set forth in the  Certificate  of Trust to be filed in the
     Office of the  Secretary of State of the State of Delaware  pursuant to the
     DSTA, and upon the giving of such

                                       11

     notice in the  Certificate  of Trust,  the statutory  provisions of Section
     3804 of the DSTA relating to limitations  on liabilities  between and among
     Series (and the  statutory  effect under Section 3804 of setting forth such notice in the  Certificate  of Trust) shall become  applicable to the Trust and each Series.

          Liabilities, debts, obligations, costs, charges, reserves and expenses related to the distribution  of, and other identified  expenses that should or may  properly be allocated  to, the Shares of a particular  Class may be charged to and borne solely by such Class.  The bearing of expenses  solely by a particular Class of Shares may be appropriately reflected (in a manner determined  by the Board of  Trustees)  and may affect the net asset  value attributable  to, and the dividend,  redemption and liquidation  rights of, such Class.  Each allocation of  liabilities,  debts,  obligations,  costs, charges,  reserves and  expenses by or under the  direction of the Board of
     Trustees  shall be  conclusive  and binding  upon the  Shareholders  of all
     Classes for all  purposes.  All Persons who have  extended  credit that has been allocated to a particular  Class, or who have a claim or contract that has been allocated to any particular Class, shall look, and may be required by contract to look,  exclusively to that  particular  Class for payment of such credit, claim, or contract.

          (c) Dividends,  Distributions  and  Redemptions.  Notwithstanding  any
     other  provisions  of  this  Declaration  of  Trust,   including,   without
     limitation,  Article VI hereof,  no  dividend  or  distribution  including, without limitation,  any distribution paid upon dissolution of the Trust or of any Series  with  respect to, nor any  redemption  of, the Shares of any
     Series or Class of such  Series  shall be  effected by the Trust other than from  the  assets  held  with  respect  to  such  Series,  nor,  except  as specifically  provided  in  Section  7  of  this  Article  III,  shall  any
     Shareholder  of any  particular  Series  otherwise  have any right or claim against  the  assets  held with  respect  to any other  Series or the Trust generally  except,  in the case of a right or claim against the assets held with respect to any other Series,  to the extent that such  Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The
     Board  of  Trustees  shall  have  full   discretion,   to  the  extent  not
     inconsistent  with the 1940 Act, to determine  which items shall be treated as income  and which  items as  capital;  and each such  determination  and allocation shall be conclusive and binding upon the Shareholders.

          (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote in the  aggregate  without  differentiation  between the Shares of the separate Series,  if any, or separate  Classes,  if any;  provided that (i)
     with respect to any matter that affects only the  interests of some but not
     all  Series,  then  only  the  Shares  of  such  affected  Series,   voting
     separately,  shall be entitled to vote on the matter,  (ii) with respect to any matter that  affects  only the  interests  of some but not all Classes, then only the Shares of such affected Classes, voting separately,  shall be entitled to vote on the matter;  and (iii)  notwithstanding  the foregoing, with respect to any matter as to which the 1940 Act or other applicable law or regulation  requires voting,  by Series or by Class,  then the Shares of the Trust shall vote as prescribed in such law or regulation.

          (e) Equality.  Each Share of any  particular  Series shall be equal to each other Share of such Series (subject to the rights and preferences with respect to separate Classes of such Series).

                                       12

          (f)   Fractions.   A   fractional   Share  of  a  Series  shall  carry
     proportionately  all the rights and  obligations  of a whole  Share of such
     Series,  including rights with respect to voting,  receipt of dividends and distributions,  redemption of Shares and  dissolution  of the Trust or that
     Series.

          (g) Exchange Privilege. The Board of Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange  said Shares for Shares of one or more other Series in  accordance with such requirements and procedures as may be established by the Board of
     Trustees, and in accordance with the 1940 Act.

          (h) Combination of Series or Classes.

               (i)  The Board of Trustees shall have the authority,  without the approval, vote or consent of the Shareholders of any Series, unless otherwise  required by applicable law, to combine the assets and liabilities  held with respect to any two or more
                    Series into assets and  liabilities  held with  respect to a
                    single  Series;   provided  that  upon  completion  of  such
                    combination of Series, the interest of each Shareholder,  in the combined assets and liabilities held with respect to the combined  Series  shall  equal  the  interest  of each  such
                    Shareholder  in the aggregate of the assets and  liabilities held with respect to the Series that were combined.

               (ii) The Board of Trustees shall have the authority,  without the approval,  vote or consent of the Shareholders of any Series or Class,  unless  otherwise  required by applicable law, to combine, merge or otherwise consolidate the Shares of two or more Classes of Shares of a Series with and/or into a single
                    Class of  Shares  of such  Series,  with  such  designation, preference,  conversion  or  other  rights,  voting  powers, restrictions,  limitations as to dividends,  qualifications, terms and conditions of redemption and other characteristics as the Trustees may determine;  provided,  however, that the
                    Trustees  shall  provide  written  notice  to  the  affected
                    Shareholders of any such transaction.

               (iii) The  transactions  in (i) and (ii)  above  may be  effected through  share-for-share  exchanges,  transfers  or sales of
                    assets,   Shareholder  in-kind  redemptions  and  purchases,
                    exchange  offers,  or  any  other  method  approved  by  the
                    Trustees.

          (i)  Dissolution  or  Termination.  Any  particular  Series  shall  be dissolved  upon the  occurrence of the  applicable  dissolution  events set forth in Article VIII,  Section 1 hereof.  Upon dissolution of a particular
     Series, the Trustees shall wind up the affairs of such Series in accordance
     with   Article  VIII   Section  1  hereof  and   thereafter,   rescind  the
     establishment  and  designation   thereof.  The  Board  of  Trustees  shall
     terminate  any  particular   Class  and  rescind  the   establishment   and
     designation  thereof:  (i) upon  approval  by a majority of votes cast at a
     meeting  of  the   Shareholders  of  such  Class,   provided  a  quorum  of
     Shareholders of such Class are present,

                                       13

     or by action of the Shareholders of such Class by written consent without a meeting  pursuant to Article V, Section 3; or (ii) at the discretion of the
     Board of Trustees either (A) at any time there are no Shares outstanding of such Class,  or (B) upon prior written notice to the  Shareholders  of such
     Class; provided, however, that upon the rescission of the establishment and designation  of any  particular  Series,  every Class of such Series  shall thereby be terminated and its establishment and designation rescinded. Each resolution of the Board of Trustees  pursuant to this Section 6(i) shall be incorporated herein by reference upon adoption.

     Section 7. Indemnification of Shareholders. No shareholder as such shall be subject to any personal  liability  whatsoever to any Person in connection  with
Trust  Property  or the  acts,  obligations  or  affairs  of the  Trust.  If any
Shareholder or former  Shareholder  shall be exposed to liability,  charged with liability,  or held personally  liable,  for any obligations or liability of the
Trust, by reason of a claim or demand  relating  exclusively to his or her being or having  been a  Shareholder  of the Trust or a  Shareholder  of a  particular
Series thereof, and not because of such Shareholder's actions or omissions, such
Shareholder or former  Shareholder (or, in the case of a natural person,  his or her heirs, executors,  administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor)
shall be entitled to be held harmless from and  indemnified out of the assets of the  Trust or out of the  assets  of such  Series  thereof,  as the case may be, against all loss and expense,  including  without  limitation,  attorneys' fees, arising from such claim or demand;  provided,  however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder's ownership of any
Shares  and (ii)  expenses  charged to a  Shareholder  pursuant  to Article  IV,
Section 5 hereof.

                                   ARTICLE IV

                              THE BOARD OF TRUSTEES

     Section 1. Number, Election, Term, Removal and Resignation.

          (a) The Board of Trustees shall be comprised of the Trustees  entering into  this  Declaration  of Trust  on the date  first  written  above.  The
     Trustees shall (i) execute and file or cause to be filed the Certificate of
     Trust with the office of the  Secretary  of State of the State of  Delaware and (ii) adopt the By-Laws.  In  accordance  with Section 3801 of the DSTA, each  Trustee  shall become a Trustee and be bound by this  Declaration  of
     Trust and the By-Laws when such Person signs this Declaration of Trust as a trustee  and/or is duly elected or appointed,  qualified and serving on the
     Board of Trustees in accordance with the provisions hereof and the By-Laws, so long as such signatory or other Person continues in office in accordance with the terms hereof.

          (b) The number of Trustees  constituting  the entire Board of Trustees may be fixed from time to time by the vote of a majority  of the then Board of Trustees;  provided,  however,  that the number of Trustees  shall in no event be less  than one (1) nor more  than  fifteen  (15).  The  number  of
     Trustees shall not be reduced so as to shorten the term of any Trustee then in office.

          (c) Each  Trustee  shall hold office for the  lifetime of the Trust or until such Trustee's  earlier death,  resignation,  removal,  retirement or inability otherwise to serve, or, if

                                       14

     sooner  than any of such  events,  until the next  meeting of  Shareholders called for the purpose of electing  Trustees or consent of  Shareholders in lieu  thereof for the  election of  Trustees,  and until the  election  and qualification of his or her successor.

          (d) Any Trustee may be removed, with or without cause, by the Board of
     Trustees,  by action of a majority of the  Trustees  then in office,  or by vote of the Shareholders at any meeting called for that purpose.

          (e) Any Trustee may resign at any time by giving written notice to the secretary  of the Trust or to a  meeting  of the  Board of  Trustees.  Such resignation  shall  be  effective  upon  receipt,  unless  specified  to be effective at some later time.

     Section 2.  Trustee  Action by Written  Consent  Without a Meeting.  To the
extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Board of Trustees or any committee thereof may be taken  without  a meeting  and  without  prior  written  notice if a consent  or consents in writing  setting forth the action so taken is signed by the Trustees having not less than the  minimum  number of votes that  would be  necessary  to authorize or take that action at a meeting at which all Trustees on the Board of
Trustees or any committee  thereof,  as the case may be, were present and voted.
Written consents of the Trustees may be executed in one or more counterparts.  A consent  transmitted by electronic  transmission  (as defined in Section 3806 of the DSTA) by a Trustee  shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.

     Section 3. Powers; Other Business Interests; Quorum and Required Vote.

          (a) Powers.  Subject to the  provisions of this  Declaration of Trust, the business of the Trust (including every Series thereof) shall be managed by or under the  direction  of the  Board of  Trustees,  and such  Board of
     Trustees  shall have all powers  necessary or  convenient to carry out that responsibility.  The Board of Trustees  shall have full power and authority to do any and all acts and to make and  execute any and all  contracts  and instruments  that it may consider  necessary or  appropriate  in connection with the operation and  administration of the Trust (including every Series thereof). The Board of Trustees shall not be bound or limited by present or
     future  laws  or  customs  with  regard  to   investments  by  trustees  or
     fiduciaries,  but,  subject to the other  provisions of this Declaration of
     Trust and the By-Laws,  shall have full  authority  and absolute  power and control  over the assets and the  business  of the Trust  (including  every
     Series thereof) to the same extent as if the Board of Trustees was the sole owner  of such  assets  and  business  in its  own  right,  including  such authority,  power and  control to do all acts and things as it, in its sole discretion,  shall deem proper to  accomplish  the  purposes of this Trust.
     Without  limiting the foregoing,  the Board of Trustees may, subject to the requisite  vote for such actions as set forth in this  Declaration of Trust and the By-Laws:  (1) adopt By-Laws not inconsistent with applicable law or this  Declaration  of Trust;  (2) amend,  restate and repeal such  By-Laws, subject to and in accordance with the provisions of such By-Laws;  (3) fill vacancies on the Board of Trustees in accordance  with this  Declaration of
     Trust and the By-Laws;  (4) elect and remove such  officers and appoint and terminate such agents as it considers appropriate,  in accordance with this
     Declaration  of Trust and the By-Laws;  (5)  establish and terminate one or more committees of the Board of Trustees pursuant to the By-Laws; (6) place
     Trust  Property in

                                       15

     custody as required by the 1940 Act,  employ one or more  custodians of the
     Trust Property and authorize such custodians to employ  sub-custodians  and to place  all or any part of such  Trust  Property  with a  custodian  or a custodial  system  meeting the  requirements  of the 1940 Act; (7) retain a transfer agent, dividend disbursing agent, a shareholder servicing agent or administrative  services  agent, or any number thereof or any other service
     provider  as  deemed   appropriate;   (8)  provide  for  the  issuance  and
     distribution  of  shares  of  beneficial  interest  in the  Trust  or other securities  or  financial  instruments  directly  or  through  one or  more
     Principal  Underwriters  or  otherwise;  (9) retain one or more  Investment
     Adviser(s);  (10)  re-acquire  and redeem Shares on behalf of the Trust and transfer  Shares  pursuant to applicable law; (11) set record dates for the determination  of  Shareholders  with  respect to various  matters,  in the manner provided in Article V, Section 4 of this Declaration of Trust;  (12)
     declare and pay dividends and  distributions to Shareholders from the Trust
     Property,  in accordance  with this  Declaration  of Trust and the By-Laws;
     (13) establish,  designate and redesignate from time to time, in accordance with the provisions of Article III,  Section 6 hereof,  any Series or Class of the Trust or of a Series;  (14) hire personnel as staff for the Board of
     Trustees  or,  for those  Trustees  who are not  Interested  Persons of the
     Trust,  the  Investment  Adviser,  or the  Principal  Underwriter,  set the
     compensation to be paid by the Trust to such personnel,  exercise exclusive supervision of such personnel, and remove one or more of such personnel, at the discretion of the Board of Trustees; (15) retain special counsel, other experts and/or  consultants  for the Board of Trustees,  for those Trustees who are not Interested Persons of the Trust, the Investment Adviser, or the
     Principal  Underwriter,  and/or  for one or more of the  committees  of the
     Board of  Trustees,  set the  compensation  to be paid by the Trust to such special counsel,  other experts and/or consultants,  and remove one or more
     of  such  special  counsel,  other  experts  and/or  consultants,   at  the
     discretion of the Board of Trustees; (16) engage in and prosecute,  defend, compromise,  abandon, or adjust, by arbitration, or otherwise, any actions, suits,  proceedings,  disputes,  claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy  any debts,  claims
     or  expenses   incurred  in  connection   therewith,   including  those  of
     litigation,  and such power shall include, without limitation, the power of the Trustees,  or any  appropriate  committee  thereof,  in the exercise of their or its good faith  business  judgment,  to dismiss any action,  suit, proceeding,  dispute, claim or demand, derivative or otherwise,  brought by any person,  including a shareholder  in its own name or in the name of the
     Trust,  whether  or not  the  Trust  or any of the  Trustees  may be  named individually therein or the subject matter arises by reason of business for or on behalf of the Trust;  and (17) in general  delegate such authority as it  considers  desirable  to any  Trustee or  officer of the Trust,  to any committee  of the Trust,  to any agent or  employee  of the Trust or to any custodian,  transfer,  dividend  disbursing,  shareholder  servicing agent,
     Principal Underwriter, Investment Adviser, or other service provider.

          The powers of the Board of Trustees set forth in this Section 3(a) are without prejudice to any other powers of the Board of Trustees set forth in this Declaration of Trust and the By-Laws.  Any determination as to what is in the best  interests of the Trust or any Series or Class  thereof and its
     Shareholders  made  by the  Board  of  Trustees  in  good  faith  shall  be conclusive.  In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Board of Trustees.

          (b) Other Business Interests. The Trustees shall devote to the affairs of the Trust (including every Series thereof) such time as may be necessary for the proper  performance  of their  duties  hereunder,  but  neither the
     Trustees nor the officers, directors,  shareholders,

                                       16

     partners or employees of the Trustees,  if any, shall be expected to devote their full time to the  performance  of such duties.  The Trustees,  or any
     Affiliate,  shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in, or possess an interest in, any business or venture other than the Trust or any
     Series thereof, of any nature and description, independently or with or for the  account  of  others.  None of the  Trust,  any  Series  thereof or any
     Shareholder  shall  have the right to  participate  or share in such  other business or venture or any profit or compensation derived therefrom.

          (c)  Quorum  and  Required  Vote.  At all  meetings  of the  Board  of
     Trustees,  a  majority  of the Board of  Trustees  then in office  shall be present in person in order to  constitute a quorum for the  transaction  of business.  A meeting at which a quorum is initially present may continue to transact  business  notwithstanding  the  departure  of  Trustees  from the meeting,  if any action  taken is  approved  by at least a majority  of the required quorum for that meeting.  Subject to Article III, Sections 1 and 6 of the  By-Laws  and except as  otherwise  provided  herein or  required by applicable  law,  the  vote of not less  than a  majority  of the  Trustees present at a meeting  at which a quorum is present  shall be the act of the
     Board of Trustees.

     Section 4. Payment of Expenses by the Trust.  Subject to the  provisions of
Article III, Section 6 hereof,  an authorized  officer of the Trust shall pay or cause to be paid out of the  principal or income of the Trust or any  particular
Series or Class  thereof,  or partly out of the  principal and partly out of the income of the Trust or any  particular  Series or Class  thereof,  and charge or allocate the same to, between or among such one or more of the Series or Classes that may be established or designated pursuant to Article III, Section 6 hereof, as such officer deems fair, all expenses,  fees, charges,  taxes and liabilities incurred by or arising in connection  with the  maintenance  or operation of the
Trust  or a  particular  Series  or Class  thereof,  or in  connection  with the management thereof,  including,  but not limited to, the Trustees'  compensation and such expenses,  fees,  charges,  taxes and  liabilities  associated with the services of the Trust's officers,  employees,  Investment Adviser(s),  Principal
Underwriter,  auditors,  counsel,  custodian,  sub-custodian,   transfer  agent,
dividend disbursing agent, shareholder servicing agent, and such other agents or independent  contractors  and such  other  expenses,  fees,  charges,  taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

     Section 5. Payment of Expenses by Shareholders. The Board of Trustees shall have the power,  as frequently as it may determine,  to cause any Shareholder to pay  directly,  in advance or arrears,  an amount fixed from time to time by the
Board of  Trustees  or an  officer  of the  Trust  for  charges  of the  Trust's custodian or transfer,  dividend  disbursing,  shareholder  servicing or similar agent which are not  customarily  charged  generally to the Trust, a Series or a
Class, where such services are provided to such Shareholder individually, rather than to all Shareholders collectively,  by setting off such amount due from such
Shareholder   from  the  amount  of  (i)  declared   but  unpaid   dividends  or
distributions owed such Shareholder, or (ii) proceeds from the redemption by the
Trust of Shares from such Shareholder pursuant to Article VI hereof.

     Section 6.  Ownership  of Trust  Property.  Legal title to all of the Trust
Property  shall at all times be vested in the  Trust,  except  that the Board of
Trustees  shall have the power to cause legal title to any Trust  Property to be held by or in the name of any Person as  nominee,  on such terms as the Board of
Trustees may determine, in accordance with applicable law.

                                       17

     Section 7. Service Contracts.

          (a)  Subject to this  Declaration  of Trust,  the By-Laws and the 1940
     Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive  investment advisory or investment management services  for the Trust or for any  Series  thereof  with any  corporation, trust, association or other organization,  including any Affiliate; and any such  contract  may contain  such other terms as the Board of Trustees  may determine,  including  without  limitation,  delegation of authority to the
     Investment   Adviser  to  determine   from  time  to  time  without   prior
     consultation   with  the  Board  of  Trustees  what  securities  and  other instruments  or property shall be purchased or otherwise  acquired,  owned, held, invested or reinvested in, sold, exchanged,  transferred,  mortgaged, pledged, assigned,  negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make  changes in the Trust's or a  particular  Series'  investments,  or to engage in such other activities,  including administrative services, as may specifically be delegated to such party.

          (b) The Board of Trustees may also, at any time and from time to time, contract with any Person, including any Affiliate, appointing it or them as the exclusive or  nonexclusive  placement  agent,  distributor or Principal
     Underwriter  for the Shares of  beneficial  interest of the Trust or one or more of the Series or Classes thereof, or for other securities or financial instruments  to be issued by the Trust,  or appointing it or them to act as the administrator, fund accountant or accounting agent, custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the
     Trust or one or more of the Series or Classes thereof.

          (c) The Board of Trustees is further  empowered,  at any time and from time to time, to contract with any Persons,  including any  Affiliates,  to provide such other  services to the Trust or one or more of its Series,  as the Board of Trustees  determines to be in the best interests of the Trust, such Series and its Shareholders.

          (d) The Trustees,  on behalf of the Trust or any Series or Class,  may enter into one or more contracts for processing Creation Units.

          (e) None of the  following  facts or  circumstances  shall  affect the validity of any of the contracts  provided for in this Article IV,  Section
     7, or disqualify any Shareholder, Trustee, employee or officer of the Trust from  voting  upon or  executing  the same,  or  create  any  liability  or accountability  to the  Trust,  any  Series  thereof  or the  Shareholders, provided that the establishment of and performance of each such contract is permissible  under the 1940 Act, and  provided  further that such Person is authorized to vote upon such contract under the 1940 Act:

               (i)  the fact that any of the Shareholders,  Trustees,  employees or  officers  of  the  Trust  is  a  shareholder,  director,
                    officer,  partner,  trustee,  employee,   manager,  Adviser,
                    placement  agent,  Principal  Underwriter,  distributor,  or
                    Affiliate  or agent of or for any Person,  or for any parent or Affiliate  of any Person,  with which any type of service contract provided for in this Article IV, Section 7 may have been or may hereafter be made,  or that any such Person,  or any

                                       18

                    parent or  Affiliate  thereof,  is a  Shareholder  or has an interest in the Trust, or

               (ii) the fact that any  Person  with  which  any type of  service contract provided for in this Article IV, Section 7 may have been  or may  hereafter  be made  also  has  such a  service contract  with  one or  more  other  Persons,  or has  other business or interests.

          (f) Every contract referred to in this Section 7 is required to comply with this Declaration of Trust, the By-Laws, the 1940 Act, other applicable law and any stipulation by resolution of the Board of Trustees.

                                   ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. Voting Powers. Subject to the provisions of Article III, Section
6 hereof, the Shareholders shall have the power to vote only (i) on such matters required  by this  Declaration  of  Trust,  the  By-Laws,  the 1940  Act,  other applicable  law and any  registration  statement  of the  Trust  filed  with the
Commission,  the  registration  of which is  effective;  and (ii) on such  other matters as the Board of Trustees may consider necessary or desirable. Subject to
Article III hereof, the Shareholder of record (as of the record date established pursuant to Section 4 of this  Article V) of each Share shall be entitled to one vote for each full  Share,  and a  fractional  vote for each  fractional  Share.
Shareholders  shall not be  entitled  to  cumulative  voting in the  election of
Trustees or on any other matter.

     Section 2. Quorum and Required Vote.

          (a) Forty percent (40%) of the outstanding  Shares entitled to vote at a  Shareholders'  meeting,  which are present in person or  represented  by proxy, shall constitute a quorum at the Shareholders' meeting,  except when a larger  quorum is required by this  Declaration  of Trust,  the  By-Laws, applicable  law or the  requirements  of any  securities  exchange on which
     Shares are listed for trading,  in which case such quorum shall comply with such requirements. When a separate vote by one or more Series or Classes is required, forty percent (40%) of the outstanding Shares of each such Series or Class  entitled  to vote at a  Shareholders'  meeting of such  Series or
     Class,  which  are  present  in  person  or  represented  by  proxy,  shall constitute a quorum at the  Shareholders'  meeting of such Series or Class, except when a larger quorum is required by this  Declaration of Trust,  the
     By-Laws,  applicable law or the requirements of any securities  exchange on which Shares of such Series or Class are listed for trading,  in which case such quorum shall comply with such requirements.

          (b) Subject to the  provisions of Article III,  Section  6(d),  when a quorum is present at any meeting, a majority of the votes cast shall decide any questions and a plurality  shall elect a Trustee,  except when a larger vote is  required  by any  provision  of this  Declaration  of Trust or the
     By-Laws or by applicable law. Pursuant to Article III, Section 6(d) hereof, where a separate vote by Series and, if  applicable,  by Class is required, the preceding  sentence  shall apply to such  separate  votes by Series and
     Classes.

                                       19

          (c) Abstentions and broker  non-votes will be treated as votes present at a Shareholders'  meeting;  abstentions and broker  non-votes will not be treated as votes cast at such meeting.  Abstentions  and broker  non-votes, therefore (i) will be included for purposes of determining whether a quorum is  present;  and (ii)  will have no effect  on  proposals  that  require a plurality for approval,  or on proposals requiring an affirmative vote of a majority of votes cast for approval.

     Section 3.  Shareholder  Action by Written Consent  Without a Meeting.  Any
action which may be taken at any meeting of Shareholders  may be taken without a meeting if a consent or consents in writing setting forth the action so taken is or are signed by the  holders of a majority  of the Shares  entitled  to vote on such action (or such different  proportion  thereof as shall be required by law, the  Declaration  of Trust or the By-Laws for approval of such action) and is or are  received  by the  secretary  of the  Trust  either:  (i) by the date set by resolution of the Board of Trustees for the shareholder vote on such action;  or
(ii) if no date is set by  resolution  of the  Board,  within 30 days  after the record date for such action as  determined  by  reference  to Article V, Section
4(b) hereof.  The written  consent for any such action may be executed in one or more counterparts,  each of which shall be deemed an original,  and all of which when taken together  shall  constitute  one and the same  instrument.  A consent transmitted by electronic transmission (as defined in the DSTA) by a Shareholder or by a Person or Persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the  secretary  of the Trust and shall be  maintained  in the Trust's records.  Any Shareholder that has given a written consent or the  Shareholder's proxyholder or a personal  representative  of the  Shareholder or its respective proxyholder may revoke the consent by a writing received by the secretary of the
Trust either: (i) before the date set by resolution of the Board of Trustees for the shareholder vote on such action;  or (ii) if no date is set by resolution of the Board, within 30 days after the record date for such action as determined by reference to Article V, Section 4(b) hereof.

     Section 4. Record Dates.

          (a) For purposes of determining  the  Shareholders  entitled to notice of, and to vote at, any meeting of Shareholders,  the Board of Trustees may fix a record date,  which record date shall not precede the date upon which the resolution  fixing the record date is adopted by the Board of Trustees, and which  record date shall not be more than one hundred and twenty  (120)
     days nor less than ten (10) days  before  the date of any such  meeting.  A determination of Shareholders of record entitled to notice of or to vote at a meeting of  Shareholders  shall apply to any  adjournment of the meeting;
     provided, however, that the Board of Trustees may fix a new record date for the adjourned  meeting and shall fix a new record date for any meeting that is  adjourned  for more  than  sixty  (60)  days  from the date set for the original meeting. For purposes of determining the Shareholders  entitled to vote on any  action  without a  meeting,  the Board of  Trustees  may fix a record  date,  which  record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees,  and which  record  date shall not be more than  thirty (30) days after the date upon which the resolution fixing the record date is adopted by the Board of
     Trustees.

          (b) If the Board of Trustees does not so fix a record date:

                                       20

               (i)  the record  date for  determining  Shareholders  entitled to notice of, and to vote at, a meeting of  Shareholders  shall be at the close of  business on the day next  preceding  the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (ii) the record  date for  determining  Shareholders  entitled to vote on any action by  consent in writing  without a meeting of  Shareholders,  (1) when no prior  action by the Board of
                    Trustees has been taken, shall be the day on which the first signed  written  consent  setting  forth the action taken is delivered  to the  Trust,  or (2) when  prior  action of the
                    Board of Trustees  has been taken,  shall be at the close of business  on the day on which the Board of  Trustees  adopts the resolution taking such prior action.

          (c) For the purpose of determining  the  Shareholders  of the Trust or any Series or Class  thereof  who are  entitled  to receive  payment of any dividend or of any other  distribution of assets of the Trust or any Series or Class thereof (other than in connection  with a dissolution of the Trust or a Series, a merger, consolidation,  conversion,  reorganization,  or any other  transactions,  in each case that is governed by Article  VIII of the
     Declaration of Trust), the Board of Trustees may:

               (i)  from time to time fix a record date, which record date shall not  precede the date upon which the  resolution  fixing the record date is adopted,  and which  record date shall not be more than sixty (60) days before the date for the payment of such dividend and/or such other distribution;

               (ii) adopt standing  resolutions  fixing record dates and related payment dates at periodic  intervals of any duration for the payment of such  dividend  and/or  such other  distribution;
                    and/or

               (iii) delegate to an appropriate officer or officers of the Trust the  determination  of such periodic  record and/or payments dates  with  respect  to such  dividend  and/or  such  other distribution.

     Nothing in this  Section  shall be  construed  as  precluding  the Board of
     Trustees  from  setting  different  record  dates for  different  Series or
     Classes.

     Section  5.  Additional   Provisions.   The  By-Laws  may  include  further
provisions for Shareholders' votes, meetings and related matters.

                                   ARTICLE VI

                                       21

                         NET ASSET VALUE; DISTRIBUTIONS;
                             REDEMPTIONS; TRANSFERS

     Section 1. Determination of Net Asset Value, Net Income and Distributions.

          (a) Subject to Article  III,  Section 6 hereof,  the Board of Trustees shall have the power to determine  from time to time the offering price for authorized, but unissued, Shares of beneficial interest of the Trust or any
     Series or Class  thereof,  respectively,  that shall  yield to the Trust or such Series or Class not less than the net asset value thereof, in addition to any  amount  of  applicable  sales  charge  to be paid to the  Principal
     Underwriter or the selling broker or dealer in connection  with the sale of such  Shares,  at which  price the  Shares  of the Trust or such  Series or
     Class,  respectively,  shall be  offered  for  sale,  subject  to any other requirements or limitations of the 1940 Act.

          (b) Subject to Article  III,  Section 6 hereof,  the Board of Trustees may, subject to the 1940 Act, prescribe and shall set forth in the By-Laws, this  Declaration of Trust or in a resolution of the Board of Trustees such bases and time for  determining  the net asset value per Share of the Trust or any Series or Class thereof, or net income attributable to the Shares of the Trust or any Series or Class thereof or the  declaration and payment of dividends  and  distributions  on the  Shares of the Trust or any Series or
     Class thereof,  as it may deem  necessary or desirable,  and such dividends and  distributions  may vary  between  the  Classes  to  reflect  differing allocations  of the  expenses  of the Trust  between  such  Classes to such extent and for such purposes as the Trustees may deem appropriate.

          (c) The  Shareholders  of the Trust or any  Series  or Class,  if any,
     shall be entitled to receive dividends and  distributions,  when, if and as declared by the Board of Trustees with respect thereto,  provided that with respect to Classes,  such dividends and distributions shall comply with the
     1940  Act.  The  right  of  Shareholders  to  receive  dividends  or  other distributions  on Shares of any Class may be set forth in a plan adopted by the Board of Trustees  and amended  from time to time  pursuant to the 1940
     Act. No Share shall have any priority or preference over any other Share of the Trust with respect to dividends or  distributions  paid in the ordinary course of  business or  distributions  upon  dissolution  of the Trust made pursuant to Article VIII, Section 1 hereof; provided however, that

               (i)  if the Shares of the Trust are divided into Series  thereof, no Share of a  particular  Series shall have any priority or preference  over any  other  Share of the same  Series  with respect to dividends or  distributions  paid in the ordinary course of business or distributions  upon dissolution of the
                    Trust or of such  Series  made  pursuant  to  Article  VIII,
                    Section 1 hereof;

               (ii) if the Shares of the Trust are divided into Classes thereof, no Share of a  particular  Class shall have any  priority or preference  over any  other  Share of the  same  Class  with respect to dividends or  distributions  paid in the ordinary course of business or distributions  upon dissolution of the
                    Trust made pursuant to Article VIII, Section 1 hereof; and

                                       22

               (iii) if the Shares of a Series are divided into Classes thereof, no Share of a particular Class of such Series shall have any priority  or  preference  over any  other  Share of the same
                    Class  of  such  Series  with   respect  to   dividends   or
                    distributions  paid in the  ordinary  course of  business or distributions  upon dissolution of such Series made pursuant to Article VIII, Section 1 hereof.

     All   dividends  and   distributions   shall  be  made  ratably  among  all
     Shareholders  of the Trust,  a particular  Class of the Trust, a particular
     Series, or a particular Class of a Series from the Trust Property held with respect to the Trust, such Series or such Class, respectively, according to the number of Shares of the Trust, such Series or such Class held of record by such  Shareholders on the record date for any dividend or  distribution;
     provided however, that

               (iv) if the Shares of the Trust are divided into Series  thereof, all dividends and distributions from the Trust Property and, if  applicable,  held with respect to such Series,  shall be distributed  to each  Series  thereof  according  to the net asset  value  computed  for  such  Series  and  within  such particular  Series,  shall  be  distributed  ratably  to the
                    Shareholders  of such  Series  according  to the  number  of
                    Shares of such Series held of record by such Shareholders on the record date for any dividend or distribution; and

               (v)  if the Shares of the Trust or of a Series are  divided  into
                    Classes thereof,  all dividends and  distributions  from the
                    Trust Property and, if applicable,  held with respect to the
                    Trust or such  Series,  shall be  distributed  to each Class thereof  according to the net asset value  computed for such
                    Class and within such particular Class, shall be distributed ratably to the  Shareholders  of such Class according to the number  of  Shares  of such  Class  held of  record  by such
                    Shareholders   on  the  record  date  for  any  dividend  or
                    distribution.

     Dividends and distributions may be paid in cash, in kind or in Shares.

          (d) Before  payment of any dividend  there may be set aside out of any funds  of the  Trust,  or the  applicable  Series  thereof,  available  for dividends  such sum or sums as the Board of Trustees may from time to time, in its  absolute  discretion,  think  proper  as a  reserve  fund  to  meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or any Series thereof,  or for such other lawful purpose as the Board of Trustees  shall deem to be in the best interests of the Trust, or the applicable  Series,  as the case may be, and the Board of
     Trustees  may abolish  any such  reserve in the manner in which the reserve was created.

     Section 2.  Redemptions  at the Option of a Shareholder.  Unless  otherwise provided  in the  prospectus  of the  Trust  relating  to the  Shares,  as  such prospectus may be amended from time to time:

                                       23

          (a) The  Trust  shall  purchase  such  Shares  as are  offered  by any
     Shareholder for redemption upon the presentation of a proper  instrument of transfer  together  with a  request  directed  to  the  Trust  or a  Person designated  by the Trust  that the Trust  purchase  such  Shares  and/or in accordance  with  such  other  procedures  for  redemption  as the Board of
     Trustees may from time to time authorize.  If certificates have been issued to a Shareholder,  any request for redemption by such  Shareholder  must be accompanied by surrender of any outstanding certificate or certificates for such  Shares  in  form  for  transfer,  together  with  such  proof  of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps,  if applicable.  The Shares of any Series, if the Trustees so determine,  shall be redeemable only in such
     Creation Unit aggregations and on such days as the Trustees determine or as determined  pursuant to  procedures  or methods the  Trustees  prescribe or approve  from time to time with  respect to such  Series.  Each holder of a
     Creation  Unit, on request to the Trust in accordance  with  procedures the
     Trustees establish, shall be entitled to require the Trust to redeem all or any number of such  holder's  Shares  standing in the holder's  name on the
     Trust's books (but only in full Creation Units in the case of any Series as to which the Trustees have  determined  that its Shares shall be redeemable only in full Creation  Units),  at a redemption price per share equal to an amount determined by the Trustees in accordance with applicable laws.

          (b) The Trust shall pay for such  Shares the net asset  value  thereof
     (excluding any applicable redemption fee or sales load), in accordance with this Declaration of Trust,  the By-Laws,  the 1940 Act and other applicable law.  Payments  for Shares so  redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such  officer  or  officers  as it may duly  authorize  in its  complete discretion,  be made in kind or partially in cash and partially in kind. In case of any  payment  in kind,  the Board of  Trustees,  or its  authorized officers,  shall have absolute discretion as to what security or securities of the Trust or the applicable  Series shall be distributed in kind and the amount of the same;  and the  securities  shall be valued for  purposes  of distribution  at the value at which they were  appraised in  computing  the then current net asset value of the Shares,  provided that any  Shareholder who cannot legally acquire  securities so distributed in kind shall receive cash to the extent permitted by the 1940 Act.  Shareholders  shall bear the expenses of in-kind transactions,  including,  but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

          (c) Payment by the Trust for such  redemption  of Shares shall be made by the Trust to the  Shareholder  within seven days after the date on which the  redemption  request  is  received  in proper  form  and/or  such other procedures authorized by the Board of Trustees are complied with; provided, however,  that if payment shall be made other than exclusively in cash, any securities  to be delivered  as part of such payment  shall be delivered as promptly as any necessary  transfers of such securities on the books of the several  corporations whose securities are to be delivered  practicably can be made, which may not necessarily  occur within such seven-day  period. In no case shall the Trust be liable for any delay of any corporation or other
     Person in transferring  securities  selected for delivery as all or part of any payment in kind.

          (d) The  obligations  of the  Trust  set  forth in this  Section 2 are subject  to  the  provision  that  such  obligations  may be  suspended  or postponed  by the Board of Trustees  (1) during any time the New York Stock
     Exchange  (the  "Exchange")  is closed for other than

                                       24

     weekends or  holidays;  (2) if  permitted  by the rules of the  Commission, during  periods when trading on the Exchange is  restricted;  or (3) during any  National  Financial  Emergency.  The  Board of  Trustees  may,  in its
     discretion,  declare that the suspension  relating to a National  Financial
     Emergency shall terminate, as the case may be, on the first business day on which the Exchange shall have reopened or the period  specified above shall have  expired (as to which,  in the  absence of an  official  ruling by the
     Commission,   the   determination   of  the  Board  of  Trustees  shall  be
     conclusive).

          (e) The right of any  Shareholder  of the Trust or any Series or Class
     thereof to receive dividends or other  distributions on Shares redeemed and all  other  rights  of such  Shareholder  with  respect  to the  Shares  so redeemed,  except the right of such Shareholder to receive payment for such
     Shares,  shall cease at the time the  purchase  price of such Shares  shall have been fixed, as provided above.

     Section 3.  Redemptions  at the  Option of the Trust.  At the option of the
Board of  Trustees  the Trust may,  from time to time,  without  the vote of the
Shareholders,  but  subject  to the 1940 Act,  redeem  Shares or  authorize  the closing  of any  Shareholder  account,  subject  to  such  conditions  as may be established from time to time by the Board of Trustees.

     Section 4. Transfer of Shares.  Shares shall be  transferable in accordance with the provisions of the By-Laws.

                                  ARTICLE VII

                             LIMITATION OF LIABILITY
                          AND INDEMNIFICATION OF AGENT

     Section 1. Limitation of Liability.

          (a) For the purpose of this  Article,  "Agent" means any Person who is or was a Trustee,  officer,  employee  or other agent of the Trust or is or was  serving at the request of the Trust as a trustee,  director,  officer, employee  or other  agent  of  another  foreign  or  domestic  corporation, partnership,  joint venture, trust or other enterprise;  "Proceeding" means any threatened,  pending or completed action or proceeding,  whether civil, criminal,  administrative or investigative;  and "Expenses" include without limitation  attorneys'  fees and any  expenses of  establishing  a right to indemnification under this Article.

          (b) An Agent shall be liable to the Trust and to any  Shareholder  for any act or omission that  constitutes a bad faith  violation of the implied contractual  covenant of good faith and fair dealing,  for such Agent's own willful  misfeasance,  bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Agent (such conduct  referred to herein as "Disqualifying Conduct"), and for nothing else.

          (c)  Subject to  subsection  (b) of this  Section 1 and to the fullest extent that  limitations  on the  liability of Agents are  permitted by the
     DSTA,  the Agents shall not be  responsible  or liable in any event for any act or omission of any other Agent of the Trust or any  Investment  Adviser or Principal Underwriter of the Trust.

                                       25

          (d) No Agent, when acting in its respective capacity as such, shall be personally  liable to any Person,  other than the Trust or a Shareholder to the extent  provided in subsections  (b) and (c) of this Section 1, for any act, omission or obligation of the Trust or any Trustee thereof.

          (e) Each  Trustee,  officer and  employee of the Trust  shall,  in the performance  of his or her duties,  be fully and  completely  justified and protected  with  regard to any act or any  failure  to act  resulting  from reliance  in good faith  upon the books of account or other  records of the
     Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the  Investment  Adviser,  the Principal
     Underwriter, any other Agent, selected dealers, accountants,  appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust,  regardless  of whether such counsel or expert may also be a Trustee.  The  officers  and  Trustees  may obtain the advice  of  counsel  or other  experts  with  respect  to the  meaning  and operation of this  Declaration  of Trust,  the By-Laws,  applicable law and their respective duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission  in  accordance  with such  advice, records and/or reports and no inference  concerning  liability  shall arise from a failure to follow such advice,  records and/or reports. The officers and  Trustees  shall not be  required to give any bond  hereunder,  nor any surety if a bond is required by applicable law.

          (f) The failure to make timely collection of dividends or interest, or to  take  timely  action  with  respect  to  entitlements,  on the  Trust's securities  issued  in  emerging  countries,  shall  not  be  deemed  to be negligence or other fault on the part of any Agent, and no Agent shall have any liability for such failure or for any loss or damage resulting from the imposition by any government of exchange control  restrictions  which might affect the liquidity of the Trust's assets or from any war or political act of any foreign government to which such assets might be exposed, except, in the case of a  Trustee  or  officer,  for  liability  resulting  from  such
     Trustee's or officer's Disqualifying Conduct.

          (g) The limitation on liability  contained in this Article  applies to events  occurring  at the time a Person  serves as an Agent  whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

          (h) No amendment or repeal of this Article shall adversely  affect any right or protection  of an Agent that exists at the time of such  amendment or repeal.

     Section 2. Indemnification.

          (a) Indemnification by Trust. The Trust shall indemnify,  out of Trust
     Property,  to the fullest extent permitted under applicable law, any Person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact  that  such  Person is or was an Agent of the  Trust, against Expenses,  judgments, fines, settlements and other amounts actually and reasonably  incurred in connection  with such Proceeding if such Person acted  in good  faith  or in the  case  of a  criminal  proceeding,  had no reasonable  cause to believe the conduct of such Person was  unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo  contendere  or its  equivalent  shall not of itself  create a presumption  that

                                       26

     the Person  did not act in good  faith or that the  Person  had  reasonable cause to believe that the Person's conduct was unlawful.

          (b) Exclusion of Indemnification. Notwithstanding any provision to the contrary contained herein,  there shall be no right to indemnification  for any liability arising by reason of the Agent's  Disqualifying  Conduct.  In respect of any claim,  issue or matter as to which that  Person  shall have been adjudged to be liable in the  performance of that Person's duty to the
     Trust or the Shareholders, indemnification shall be made only to the extent that the court in which  that  action was  brought  shall  determine,  upon application  or  otherwise,  that in view of all the  circumstances  of the case,  that Person was not liable by reason of that Person's  Disqualifying
     Conduct.

          (c) Required Approval. Any indemnification under this Article shall be made by the Trust if  authorized  in the specific  case on a  determination that  indemnification  of the Agent is proper in the circumstances by (i) a final  decision  on the  merits by a court or other  body  before  whom the proceeding  was  brought  that  the  Agent  was not  liable  by  reason  of
     Disqualifying Conduct (including, but not limited to, dismissal of either a court  action  or  an  administrative  proceeding  against  the  Agent  for insufficiency  of evidence of any  Disqualifying  Conduct)  or, (ii) in the absence of such a decision, a reasonable determination, based upon a review of the  facts,  that the  Agent was not  liable by reason of  Disqualifying
     Conduct,  by (1) the vote of a majority of a quorum of the Trustees who are not (x) "interested persons" of the Trust as defined in Section 2(a)(19) of the 1940 Act,  (y) parties to the  proceeding,  or (z) parties who have any economic  or other  interest in  connection  with such  specific  case (the
     "disinterested,  non-party Trustees");  or (2) by independent legal counsel in a written opinion.

          (d)  Advancement  of  Expenses.  Expenses  incurred  by  an  Agent  in defending  any  Proceeding  may be advanced  by the Trust  before the final disposition  of the Proceeding on receipt of an undertaking by or on behalf of the Agent to repay the amount of the  advance if it shall be  determined ultimately  that the Agent is not entitled to be  indemnified as authorized in this Article;  provided,  that at least one of the following  conditions for the  advancement  of  expenses is met:  (i) the Agent  shall  provide a security  for his  undertaking,  (ii) the Trust  shall be  insured  against losses arising by reason of any lawful  advances,  or (iii) a majority of a quorum  of  the  disinterested,  non-party  Trustees  of the  Trust,  or an independent legal counsel in a written opinion, shall determine, based on a review  of  readily  available  facts  (as  opposed  to a  full  trial-type inquiry), that there is reason to believe that the Agent ultimately will be found entitled to indemnification.

          (e) Other Contractual Rights.  Nothing contained in this Article shall affect any right to  indemnification  to which  Persons other than Trustees and  officers  of the Trust or any  subsidiary  thereof  may be entitled by contract or otherwise.

          (f) Fiduciaries of Employee  Benefit Plan. This Article does not apply to  any  Proceeding  against  any  trustee,  investment  manager  or  other fiduciary of an employee  benefit plan in that  Person's  capacity as such, even  though  that  Person  may also be an Agent of the Trust as defined in
     Section 1 of this  Article.  Nothing  contained in this Article shall limit any right to indemnification to which such a trustee,  investment  manager, or other  fiduciary may be entitled

                                       27

     by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

     Section 3.  Insurance.  To the fullest extent  permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust  Property, insurance  for  liability  and for all Expenses  reasonably  incurred or paid or expected to be paid by an Agent in connection  with any Proceeding in which such
Agent becomes involved by virtue of such Agent's  actions,  or omissions to act, in its  capacity  or former  capacity  with the Trust,  whether or not the Trust would have the power to indemnify such Agent against such liability.

     Section 4. Derivative  Actions.  Subject to the  requirements  set forth in
Section 3816 of the DSTA, a Shareholder or  Shareholders  may bring a derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit  demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of  Trustees  to bring such  action is  excused.  A demand on the Board of Trustees shall only be excused if a majority of the Board of Trustees,  or a majority of any committee  established to consider the merits of such  action,  has a material  personal  financial  interest in the action at issue.  A Trustee  shall not be deemed  to have a  material  personal  financial interest in an action or otherwise be disqualified  from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her  service  on the Board of  Trustees  of the Trust or on the boards of one or more investment  companies with the same or an affiliated  investment adviser or underwriter.

                                  ARTICLE VIII

                              CERTAIN TRANSACTIONS

     Section 1. Dissolution of Trust or Series.  The Trust and each Series shall have perpetual  existence,  except that the Trust (or a particular Series) shall be dissolved:

          (a) With respect to the Trust, (i) upon the vote of the holders of not less  than a  majority  of the  Shares of the  Trust  cast,  or (ii) at the discretion  of the Board of  Trustees  either  (A) at any time there are no
     Shares  outstanding  of the Trust,  or (B) upon prior written notice to the
     Shareholders of the Trust; or

          (b) With  respect  to a  particular  Series,  (i) upon the vote of the holders of not less than a majority of the Shares of such Series  cast,  or
     (ii) at the  discretion  of the Board of  Trustees  either  (A) at any time there are no Shares  outstanding of such Series,  or (B) upon prior written notice to the Shareholders of such Series; or

          (c) With  respect  to the Trust  (or a  particular  Series),  upon the occurrence  of a dissolution  or  termination  event  pursuant to any other provision of this Declaration of Trust (including  Article VIII, Section 2)
     or the DSTA; or

          (d) With  respect  to any  Series,  upon any  event  that  causes  the dissolution of the Trust.

     Upon dissolution of the Trust (or a particular Series, as the case may be), the Board of Trustees shall (in accordance with Section 3808 of the DSTA) pay or make reasonable  provision

                                       28

to pay all  claims  and  obligations  of the Trust  and/or  each  Series (or the particular Series, as the case may be), including all contingent, conditional or unmatured  claims  and  obligations  known  to the  Trust,  and all  claims  and obligations  which are known to the  Trust,  but for which the  identity  of the claimant is unknown.  If there are  sufficient  assets held with  respect to the
Trust and/or each Series of the Trust (or the particular Series, as the case may
be), such claims and  obligations  shall be paid in full and any such provisions for payment  shall be made in full. If there are  insufficient  assets held with respect to the Trust and/or each Series of the Trust (or the particular  Series, as the case may be), such claims and  obligations  shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably  to the  extent of  assets  available  therefor.  Any  remaining  assets
(including,  without limitation,  cash,  securities or any combination  thereof)
held  with  respect  to the  Trust  and/or  each  Series  of the  Trust  (or the particular  Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular  Series,  as the case may be) ratably  according to the number of Shares of the Trust and/or such
Series thereof (or the particular  Series, as the case may be) held of record by the  several  Shareholders  on  the  date  for  such  dissolution  distribution;
provided,  however, that if the Shares of the Trust or a Series are divided into
Classes thereof,  any remaining assets  (including,  without  limitation,  cash, securities  or any  combination  thereof) held with respect to the Trust or such
Series,  as applicable,  shall be distributed to each Class of the Trust or such
Series  according to the net asset value computed for such Class and within such particular Class, shall be distributed ratably to the Shareholders of such Class according  to the number of Shares of such  Class held of record by the  several
Shareholders on the date for such dissolution distribution.  Upon the winding up of the Trust in  accordance  with Section 3808 of the DSTA and its  termination, any one (1) Trustee  shall  execute,  and cause to be filed,  a  certificate  of cancellation, with the office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the DSTA.

     Section 2. Merger or Consolidation; Conversion; Reorganization.

          (a) Merger or  Consolidation.  Pursuant to an  agreement  of merger or consolidation,  the  Board  of  Trustees,  by  vote  of a  majority  of the
     Trustees,  may cause the Trust to merge or consolidate  with or into one or more statutory  trusts or "other business  entities" (as defined in Section
     3801 of the DSTA)  formed or  organized  or existing  under the laws of the
     State of Delaware  or any other  state of the United  States or any foreign country or other  foreign  jurisdiction.  Any such merger or  consolidation shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the Shareholders of such merger or  consolidation.  By reference to Section 3815(f) of the DSTA, any agreement  of merger or  consolidation  approved  in  accordance  with this
     Section 2(a) may, without a Shareholder  vote,  unless required by the 1940
     Act, the requirements of any securities exchange on which Shares are listed for  trading or any other  provision  of this  Declaration  of Trust or the
     By-Laws,  effect any amendment to this  Declaration of Trust or the By-Laws or effect the adoption of a new  governing  instrument  if the Trust is the surviving  or  resulting  statutory  trust in the merger or  consolidation, which  amendment  or new  governing  instrument  shall be  effective at the effective time or date of the merger or consolidation.  In all respects not
     governed  by  the  DSTA,  the  1940  Act,  other   applicable  law  or  the
     requirements  of any  securities  exchange  on which  Shares are listed for trading, the Board of Trustees shall have the power to prescribe additional
     procedures   necessary   or   appropriate   to   accomplish   a  merger  or
     consolidation, including the power to create

                                       29

     one or more  separate  statutory  trusts  to  which  all or any part of the assets, liabilities,  profits or losses of the Trust may be transferred and to provide for the conversion of Shares into  beneficial  interests in such separate  statutory  trust or  trusts.  Upon  completion  of the  merger or consolidation,  if the Trust is the surviving or resulting statutory trust, any one (1) Trustee shall execute,  and cause to be filed, a certificate of merger or consolidation in accordance with Section 3815 of the DSTA.

          (b)  Conversion.  The Board of Trustees,  by vote of a majority of the
     Trustees,  may cause (i) the Trust to convert to an "other business entity"
     (as defined in Section 3801 of the DSTA) formed or organized under the laws of the State of Delaware as permitted pursuant to Section 3821 of the DSTA;
     (ii) the Shares of the Trust or any Series to be converted into  beneficial interests in another  statutory trust (or series thereof)  created pursuant to this Section 2 of this Article VIII, or (iii) the Shares to be exchanged under or pursuant to any state or federal  statute to the extent  permitted by law. Any such statutory  conversion,  Share conversion or Share exchange shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the  Shareholders of the
     Trust of any  conversion  of Shares of the Trust  pursuant  to  Subsections
     (b)(i) or  (b)(ii)  of this  Section 2 or  exchange  of Shares of the Trust pursuant to Subsection (b)(iii) of this Section 2, and at least thirty (30)
     days' prior written notice to the  Shareholders  of a particular  Series of any conversion of Shares of such Series  pursuant to Subsection  (b)(ii) of this Section 2 or exchange of Shares of such Series  pursuant to Subsection
     (b)(iii) of this Section 2. In all  respects not governed by the DSTA,  the
     1940  Act,  other  applicable  law or the  requirements  of any  securities exchange  on which  Shares are listed for  trading,  the Board of  Trustees shall  have the  power to  prescribe  additional  procedures  necessary  or appropriate to accomplish a statutory conversion, Share conversion or Share exchange,  including  the power to create  one or more  separate  statutory trusts  to which all or any part of the  assets,  liabilities,  profits  or losses of the Trust may be transferred and to provide for the conversion of
     Shares of the Trust or any Series thereof into beneficial interests in such separate statutory trust or trusts (or series thereof).

          (c)  Reorganization.  The Board of Trustees,  by vote of a majority of the  Trustees,  may cause the Trust to sell,  convey  and  transfer  all or substantially  all of the assets of the Trust  ("sale of Trust  assets") or all or  substantially  all of the  assets  associated  with any one or more
     Series ("sale of such Series' assets"), to another trust,  statutory trust, partnership, limited partnership, limited liability company, corporation or other association  organized under the laws of any state, or to one or more separate  series thereof,  or to the Trust to be held as assets  associated with one or more other Series of the Trust, in exchange for cash, shares or other securities (including,  without limitation, in the case of a transfer to another  Series of the Trust,  Shares of such  other  Series)  with such sale, conveyance and transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities  associated with the Trust or the  liabilities  associated  with the Series the assets of which are so transferred,  as applicable,  or (b) not being made subject to, or not with the assumption of, such liabilities. Any such sale, conveyance and transfer shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the  Shareholders of the
     Trust of any such sale of Trust assets, and at least thirty (30) days prior written notice to the  Shareholders  of a particular  Series of any sale of such Series'  assets.  Following  such sale of Trust  assets,  the Board of
     Trustees

                                       30

     shall distribute such cash,  shares or other  securities  ratably among the
     Shareholders  of the Trust (giving due effect to the assets and liabilities associated  with and any other  differences  among the  various  Series the assets  associated with which have been so sold,  conveyed and transferred, and due effect to the  differences  among the various  Classes  within each such  Series).  Following  a sale of such  Series'  assets,  the  Board  of
     Trustees shall  distribute such cash,  shares or other  securities  ratably among the Shareholders of such Series (giving due effect to the differences among the various Classes within each such Series). If all of the assets of the Trust have been so sold,  conveyed and transferred,  the Trust shall be dissolved; and if all of the assets of a Series have been so sold, conveyed and transferred, such Series and the Classes thereof shall be dissolved. In all  respects not  governed by the DSTA,  the 1940 Act or other  applicable law,  the Board of Trustees  shall have the power to  prescribe  additional procedures necessary or appropriate to accomplish such sale, conveyance and transfer,  including  the power to create  one or more  separate  statutory trusts  to which all or any part of the  assets,  liabilities,  profits  or losses of the Trust may be transferred and to provide for the conversion of
     Shares  into  beneficial  interests  in such  separate  statutory  trust or trusts.

     Section 3. Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees,  by vote of a majority of the  Trustees,  and without a Shareholder vote,  may  cause the Trust or any one or more  Series  to  convert  to a master feeder  structure  (a structure in which a feeder fund invests all of its assets in a master fund,  rather than making  investments  in securities  directly) and thereby cause existing  Series of the Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.

     Section 4. Absence of Appraisal or Dissenters' Rights. No Shareholder shall be  entitled,  as a matter of right,  to relief as a dissenting  Shareholder  in respect of any proposal or action involving the Trust or any Series or any Class thereof.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. Amendments Generally.  This Declaration of Trust may be restated
and/or amended at any time by an instrument in writing signed by not less than a majority  of  the  Board  of  Trustees  and,  to the  extent  required  by  this
Declaration  of  Trust,  the  1940  Act or the  requirements  of any  securities exchange on which Shares are listed for trading,  by approval of such  amendment by the Shareholders in accordance with Article III, Section 6 hereof and Article
V hereof.  Any such  restatement  and/or  amendment  hereto  shall be  effective immediately upon execution and approval or upon such future date and time as may be stated therein.  The Certificate of Trust shall be restated and/or amended at any time by the Board of Trustees,  without Shareholder approval, to correct any inaccuracy  contained  therein.  Any such  restatement  and/or  amendment of the
Certificate  of Trust shall be executed by at least one (1) Trustee and shall be effective  immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

                                   ARTICLE X

                                  MISCELLANEOUS

                                       31

     Section 1. References: Headings: Counterparts. In this Declaration of Trust and in any  restatement  hereof  and/or  amendment  hereto,  references  to this instrument,  and all  expressions  of similar  effect to  "herein,"  "hereof and
"hereunder,"  shall be deemed to refer to this  instrument as so restated and/or amended.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning,  construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural;  and the neuter,  masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA,  the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.  This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 2. Applicable  Law. This  Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the
State of Delaware and the  applicable  provisions  of the 1940 Act and the Code.
The Trust shall be a Delaware  statutory trust pursuant to the DSTA, and without limiting  the  provisions  hereof,  the Trust may  exercise all powers which are ordinarily exercised by such a statutory trust.

     Section 3. Provisions in Conflict with Law or Regulations.

          (a) The provisions of this Declaration of Trust are severable,  and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have  constituted a part of this Declaration of Trust from the time  when  such  provisions  became  inconsistent  with  such  laws or regulations;  provided,  however,  that such determination shall not affect any of the  remaining  provisions  of this  Declaration  of Trust or render
     invalid  or   improper   any  action   taken  or  omitted   prior  to  such
     determination.

          (b) If any  provision  of this  Declaration  of  Trust  shall  be held
     invalid  or   unenforceable  in  any   jurisdiction,   such  invalidity  or
     unenforceability  shall attach only to such provision in such  jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

     Section 4.  Statutory  Trust Only.  It is the  intention of the Trustees to create hereby a statutory  trust pursuant to the DSTA, and thereby to create the relationship  of trustee and  beneficial  owners  within the meaning of the DSTA between,  respectively,  the  Trustees  and  each  Shareholder.  It is  not  the intention  of the Trustees to create a general or limited  partnership,  limited liability company, joint stock association,  corporation,  bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by  themselves  or with the  Trustees,  partners  or  members  of a joint  stock association.

     Section 5. Use of the Name "TIGERS". The Board of Trustees expressly agrees and acknowledges  that the name "TIGERS" is the sole property of VTL Associates,
LLC ("VTL").  VTL has granted to the Trust a  non-exclusive  license to use such name as part of the name of the Trust and the Series now and in the future.  The
Board  of  Trustees  further   expressly   agrees  and  acknowledges   that  the
non-exclusive  license  granted  herein  may be  terminated  by VTL if the

                                       32

Trust ceases to use VTL or one of its Affiliates as Investment Adviser or to use
other  Affiliates  or successors of VTL for such  purposes.  In such event,  the nonexclusive  license  may be revoked by VTL and the Trust shall cease using the name  "TIGERS"  or any name  misleadingly  implying  a  continuing  relationship between the Trust and VTL or any of its  Affiliates,  as part of its name or the name of one or more of the Series  unless  otherwise  consented to by VTL or any successor to its interests in such names.

     The Board of Trustees  further  understands  and agrees that so long as VTL and/or any  future  advisory  Affiliate  of VTL shall  continue  to serve as the
Trust's  Investment  Adviser,  other registered  open- or closed-end  investment companies  ("funds")  as may be  sponsored  or advised by VTL or its  Affiliates shall have the right  permanently to adopt and to use the name "TIGERS" in their names and in the names of any series or class of shares of such funds.

                                       33

     IN WITNESS WHEREOF,  the Trustees named below do hereby make and enter into this Agreement and Declaration of Trust as of the date first written above. This instrument may be signed in one or more counterparts.

/s/ Vincent DiStefano
Vincent DiStefano, Trustee

/s/ Lawrence A. Goldberg
Lawrence A. Goldberg, Trustee

/s/ Vincent T. Lowry
Vincent T. Lowry, Trustee

/s/ James C. McAuliffe
James C. McAuliffe, Trustee

/s/ Christian W. Myers, III
Christian W. Myers, III, Trustee